Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of March 30, 2015, is entered into by and among Outfront Media Capital LLC, a Delaware limited liability company, Outfront Media Capital Corporation, a Delaware corporation (collectively, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of January 31, 2014, providing for the issuance of an unlimited aggregate principal amount of 5.250% Senior Notes due 2022 and 5.625% Senior Notes due 2024 (as supplemented by the First Supplemental Indenture, dated October 1, 2014, by and among the Issuers, the guarantors party thereto and the Trustee; the Second Supplemental Indenture, dated October 31, 2014, by and among the Issuers, the guarantors party thereto and the Trustee; and this Third Supplemental Indenture, and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuers have previously issued $400,000,000 aggregate principal amount of 5.625% Senior Notes due 2024;

WHEREAS, Section 2.01 of the Indenture provides that the Issuers may, without the consent of any Holder and pursuant to an indenture supplemental to the Indenture, issue Additional Notes in accordance with the provisions of the Indenture;

WHEREAS, the Issuers have duly authorized the issuance, delivery and authentication by the Trustee of Additional 2024 Notes in an aggregate principal amount of $100,000,000 having the same terms as the Initial 2024 Notes (other than as set forth in Section 2 hereof) to be evidenced by new Global Notes evidencing the Additional 2024 Notes substantially in the form of Exhibit A-2 to the Indenture, and each of the Issuers, the Guarantors and the Trustee have duly authorized the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, pursuant to Sections 9.01 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2. ADDITIONAL NOTES. Pursuant to Section 2.01 of the Indenture, the Issuers hereby create and issue $100,000,000 in aggregate principal amount of 5.625% Senior Notes due 2024 (the “New Notes”) as Additional 2024 Notes under the Indenture. The New Notes will be consolidated to form a single series with the Initial 2024 Notes, to which the New Notes are identical in all terms and conditions except (i) as to the date of issue and (ii) interest on the New Notes shall accrue from November 15, 2014. The first interest payment date of the New Notes will be May 15, 2015. The New Notes will, when issued, be considered 2024 Notes pursuant to the Indenture for all purposes thereunder and will be subject to and take benefit of all the terms, conditions and provisions of the Indenture.

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SECTION 3. AUTHENTICATION OF NEW NOTES. The Trustee shall, pursuant to an authentication order, authenticate the New Notes.

SECTION 4. RATIFICATION OF INDENTURE; THIRD SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5. SEVERABILITY. In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture and signature pages for all purposes.

SECTION 8. EFFECT OF HEADINGS. The Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed in their respective names, all as of the date first above written.

Very truly yours,

OUTFRONT MEDIA CAPITAL LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA CAPITAL CORPORATION

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

OUTFRONT MEDIA INC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

CENTURY PRINCE STREET INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

FUEL OUTDOOR LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

FUEL OUTDOOR HOLDINGS LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

FUEL OUTDOOR SAN FRANCISCO, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

METRO FUEL LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

MILLENNIUM BILLBOARDS LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

MIZEY REALTY CO., INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

MOTION PICTURES PROMOTIONS LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTDOOR INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA BOSTON LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA BUS ADVERTISING LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

OUTFRONT MEDIA CHICAGO LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA CITYLITES, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA ELECTRICAL & MAINTENANCE LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA GROUP LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA KIOSK ADVERTISING LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA L.A. INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

OUTFRONT MEDIA LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA MIAMI HOLDINGS LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA MIAMI, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA MINNESOTA LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA OUTERNET INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA SAN FRANCISCO, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

OUTFRONT MEDIA SIGN ERECTORS, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA SPORTS INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA TRANSPORTATION ADVERTISING, LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA VW COMMUNICATIONS LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

OUTFRONT MEDIA WALL TO WALL LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Assistant Vice President

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Associate

[Signature Page to Third Supplemental Indenture]